Exhibit 10.1
AMENDMENT NO. 1 TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of the  _____  day of August, 2007, by and among (a) REAL MEX RESTAURANTS, INC., formerly known as Acapulco Acquisition Corp., a Delaware corporation (“Real Mex”), ACAPULCO RESTAURANTS, INC., a Delaware corporation (“ARI”), EL TORITO FRANCHISING COMPANY, a Delaware corporation (“ETFI”), EL TORITO RESTAURANTS, INC., a Delaware corporation (“ETRI”), TARV, INC., a California corporation (“TARV”), ACAPULCO RESTAURANT OF VENTURA, INC., a California corporation (“ARV”), ACAPULCO RESTAURANT OF WESTWOOD, INC., a California corporation (“ARW”), ACAPULCO MARK CORP., a Delaware corporation (“AMC”), MURRAY PACIFIC, a California corporation (“MP”), ALA DESIGN, INC., a California corporation (“ALAD”), REAL MEX FOODS, INC., formerly known as ALA Foods, Inc., a California corporation (“RMF”), ACAPULCO RESTAURANT OF DOWNEY, INC., a California corporation (“ARD”), ACAPULCO RESTAURANT OF MORENO VALLEY, INC., a California corporation (“AMV”), EL PASO CANTINA, INC., a California corporation (“EPC”), CKR ACQUISITION CORP., a Delaware corporation (“CKR”), CHEVYS RESTAURANTS, LLC, a Delaware limited liability company (“Chevys”; and collectively with Real Mex, ARI, ETFI, ETRI, TARV, ARV, ARW, AMC, MP, ALAD, RMF, ARD, AMV, EPC and CKR, the “Borrowers”), (b) the lending institutions party hereto as Lenders, and (c) GENERAL ELECTRIC CAPITAL CORPORATION as agent and administrative agent (the “Agent”) for itself and such lending institutions.
RECITALS
WHEREAS, the Borrowers, Lenders, and Agent entered into a Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, Borrowers have requested that the Agent and the Majority Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, The Agent and Majority Lenders agree to amend certain provisions of the Credit Agreement upon the terms and subject to conditions set forth herein.

NOW THEREFORE, in the consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments. Borrowers, Agent and the Majority Lenders hereby agree that Section 11.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Cash Flow Ratio. The Borrowers will not permit the Cash Flow Ratio, determined for any Measurement Period ending during any period, or ending on the last day of the fiscal quarter which ends nearest to the calendar quarter end date, described in the table below, to be less than the ratio set forth opposite such period in such table:

Period
(inclusive of end dates)	Ratio

January 1, 2006-June 30, 2007	1.70 to 1.00
January 1, 2008 and thereafter	1.70 to 1.00
For the avoidance of doubt, compliance with the Cash Flow Ratio will not be tested for the fiscal quarters ending September 20, 2007 and December 31, 2007.”
2. Conditions. The effectiveness of this Amendment is subject to the execution and delivery to the Agent by the Borrowers named as signatories hereto and the Majority Lenders of their respective counterparts of the Amendments.
3. Representations and Warranties. The Borrowers represent and warrant to the Lenders and the Agents as follows.
(a) Except where a failure thereof would not have a Materially Adverse Effect, the execution, delivery and performance of this Amendment (i) is within the corporate authority of such Person, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach of contravention of any provision of law, statute, rule or regulation to which any of the Borrowers of any of their Subsidiaries is subject or any judgment, order, writ, injunction, license of permit applicable to any of the Borrowers or any of their Subsidiaries and (iv) does not conflict with any provision of the corporate charter of bylaws of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.
(b) The execution and delivery of this Amendment will result in valid and legally binding obligation of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) Except as set forth on Schedule 8.2 of the Credit Agreement and where a failure thereof would not have a Materially Adverse Effect, the execution, delivery and performance by each of the Borrowers and their Subsidiaries of the Amendment, does not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
(d) Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in the Credit Agreement, the other Loan documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the dated as of which they were made and shall also be true at and as of the time and after giving effect to this Amendment, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan or Documents and changes occurring in the ordinary course of business that singly of in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and except for the Specified Default no Default or Event of Default shall have occurred and be continuing.
4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
5. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents or the Borrowers under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.
6. Cost and Expenses. As provide in Section 8.1 of the Credit Agreement, Borrowers agree to reimburse Agent in connection with this Amendment for all fees, cost, and expenses incurred by or on behalf of the Agent, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent.

7. Applicable Law. THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
8. Headings. Headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
9. Loan Document. This Amendment shall constitute a Loan Document.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REAL MEX RESTAURANTS, INC.
ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCIHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY INC.
ACAPULCO RESTAURANT OF MORENO VALLEY INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.
CHEVYS RESTAURANTS, LLC

/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and sole Lender
/s/ Kristine Kinzle
Kristine Kinzle
Authorized Signatory